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                                                                   EXHIBIT 99.01

PROXY

      PROXY FOR 1999 SPECIAL MEETING OF STOCKHOLDERS OF CORIXA CORPORATION

   THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
             MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 24, 1999.

        The undersigned stockholder of Corixa Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and joint proxy statement/prospectus, each dated August 12, 1999, and hereby appoints Steven Gillis and Michelle Burris or each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on September 24, 1999, at 9:00 a.m. local time, in the Cedar Room at the Company's headquarters located at 1124 Columbia Street, Seattle, Washington 98104, and at any postponement or adjournment thereof, and to vote all the stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth in the Notice of Special Meeting of Stockholders and joint proxy statement/prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND JOINT PROXY STATEMENT/PROSPECTUS, AND, IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

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                               Corixa Corporation

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



        1. Proposal to approve the merger of Ribi ImmunoChem Research, Inc., a Delaware corporation, ("Ribi") with and into the Company whereby, among other things:

        - each outstanding share of Ribi common stock will be converted into the right to receive 0.1685 shares of the Company's common stock;

        - each outstanding option and warrant to purchase shares of Ribi common stock that is not terminated as a result of the merger will be assumed by the Company and converted into an option or warrant to purchase shares of the Company's common stock;

        - Ribi's stock option plans and option agreements granted to employees and directors will be amended; and

        - each share of Ribi Series A preferred stock that is not converted into Ribi common stock prior to the merger will be redeemed by Ribi.

                - FOR             - AGAINST               - ABSTAIN

        2. Proposal to approve the terms of the Company's equity line of credit with Castle Gate L.L.C. to allow the Company at its option to conduct additional draw-downs of funds that could trigger the issuance of a total of 20% or more of the Company's capital stock to Castle Gate in the form of Series A preferred stock and warrants to purchase common stock at a price less than the greater of book or market value of such stock.

                - FOR             - AGAINST               - ABSTAIN

        3. Proposal to amend the Company's Amended and Restated 1994 Stock Option Plan to increase the shares available for issuance thereunder by 2,500,000 to an aggregate of 5,266,234 shares and to increase the maximum annual increase in the number of shares reserved for issuance under the 1994 plan from 500,000 to 750,000.

                - FOR             - AGAINST               - ABSTAIN



NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.

               Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                              YOUR VOTE IS IMPORTANT!

                              PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

                                        ________________________________________
                                                       Signature

                                        ________________________________________
                                                       Signature

                                        Dated:____________________________, 1999